Exhibit 99.1

Company Contact:
RELM Wireless Corporation
William Kelly, EVP & CFO
(321) 984-1414

RELM Wireless Reports 2015 Full Year and Fourth Quarter Results
Year-End Backlog Reaches $20.3 Million Driven by TSA Awards

WEST MELBOURNE, Florida -- March 2, 2016 -- RELM Wireless Corporation (NYSE MKT: RWC) today announced financial and operating results for the quarter and year ended December 31, 2015.

For the year ended December 31, 2015, sales totaled approximately $29.7 million, compared with approximately $31.0 million for 2014.  Net income for the year ended December 31, 2015 totaled approximately $1.0 million, or $0.08 per diluted share, compared with $1.6 million, or $0.12 per diluted share, for the prior year.

Gross profit margin for 2015 was 41.3% of sales, versus 42.6% of sales in the previous year.  Selling, general and administrative expenses totaled approximately $10.9 million (36.5% of sales) in 2015, compared with approximately $10.7 million (34.4% of sales) in 2014.

For the fourth quarter ended December 31, 2015, sales increased 28.2% to approximately $7.0 million, compared with $5.4 million for the fourth quarter of 2014.  Net income for the quarter ended December 31, 2015 was approximately $213,000, or $0.02 per diluted share, compared with a net loss of approximately ($180,000) or ($0.01) per diluted share for the same quarter in 2014.

Gross profit margin for the fourth quarter 2015 was 39.3% of sales, compared with 43.8% of sales for the fourth quarter 2014.  Selling, general and administrative expenses totaled approximately $2.4 million (35.2% of sales) for the fourth quarter 2015, compared with approximately $2.5 million (46.5% of sales) for the fourth quarter 2014.

The Company had approximately $23.9 million in working capital as of December 31, 2015, of which $8.8 million was comprised of cash and trade receivables.  This compares with working capital of $25.1 million as of December 31, 2014, of which $14.6 million was comprised of cash and trade receivables.  As of December 31, 2015 the Company had no borrowings outstanding under its revolving credit facility.

RELM President and Chief Executive Officer David Storey commented, “Through most of the first nine months we experienced general softness in the federal, state and local government markets, and in our legacy strongholds in the wildland firefighting agencies.  September ended, however, with an announced landmark award totaling $26.2 million from the U.S. Department of Homeland Security Transportation Security Administration.   This award did not impact sales in 2015 as the deployments at over 400 airports were scheduled.  Shipments commenced during the first quarter of 2016, and we anticipate fulfilling the firm delivery orders totaling $15.5 million during the first three quarters of 2016.  The precise impact to sales revenue in any particular quarter is not known with certainty.  Implementation teams from RELM and TSA are collaborating to make this program an unqualified success.”

Mr. Storey continued, “Meanwhile, in the fourth quarter we experienced some sales improvements driven in part by state and international opportunities.  We also announced several orders in the first quarter of 2016.  Looking ahead, we believe the pipeline of sales prospects is promising. With that in mind, we are continuing to invest in our sales and engineering team, adding resources and talent to execute our plans for some exciting new products and technological capabilities, and to better execute our sales growth objectives.”

Conference Call and Webcast

The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, Thursday, March 3, 2016.  Shareholders and other interested parties may participate in the conference call by dialing 877-407-8031 (international/local participants dial 201-689-8031) and asking to be connected to the “RELM Wireless Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on March 3, 2016.  The call will also be webcast at http://www.relm.com.  Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast.  An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.relm.com.

A replay of the conference call will be available one hour after the completion of the call until March 13, 2016, by dialing 877-660-6853 (international/local participants dial 201-612-7415) and entering the conference ID# 13628716.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security.  The shift toward interoperability gained momentum as a result of significant communications failures in critical emergency situations.  RELM was one of the first manufacturers to develop P25-compliant technology.

About RELM Wireless Corporation

As an American Manufacturer for almost 70 years, RELM Wireless Corporation has produced high-specification two-way communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications.  Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications.  RELM’s products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900.  The Company’s common stock trades on the NYSE MKT market under the symbol “RWC”.

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995.  These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors and risks include, among others, the following: changes or advances in technology; the success of our LMR product line; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; heavy reliance on sales to agencies of the U.S. government; our ability to utilize deferred tax assets; retention of executive officers and key personnel; our ability to manage our growth; government regulation; business with manufacturers located in other countries; our inventory and debt levels; protection of our intellectual property rights; acts of war or terrorism; any infringement claims; maintenance of our NYSE MKT listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in the Company’s subsequent filings with the SEC.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables To Follow)

RELM WIRELESS CORPORATION
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	(Unaudited)
	12/31/2015	12/31/2014	12/31/2015	12/31/2014

Sales, net	$6,950	$5,420	$29,722	$30,971

Expenses:
Cost of products	4,222	3,045	17,440	17,784
Selling, general and administrative expenses	2,445	2,518	10,852	10,659
Total expenses	6,667	5,563	28,292	28,443

Operating income (loss)	283	(143)	1,430	2,528

Other expense:
Net interest expense	0	1	1	1
Other expense	(83)	(1)	(45)	(6)

Income (loss) before income taxes	200	(143)	1,386	2,523

Income tax benefit (expense)	13	(37)	(345)	(900)

Net income (loss)	$213	$(180)	$1,041	$1,623

Net earnings (loss) per share - basic	$0.02	$(0.01)	$0.08	$0.12
Net earnings (loss) per share - diluted	$0.02	$(0.01)	$0.08	$0.12

Weighted average common shares outstanding, basic	13,725	13,665	13,706	13,647
Weighted average common shares outstanding, diluted	13,817	13,665	13,848	13,755

RELM WIRELESS CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data)

	December 31,	December 31,
	2015	2014

ASSETS
Current assets:
Cash & cash equivalents	$4,669	$11,363
Trade accounts receivable, net	4,122	3,266
Inventories, net	16,282	12,112
Prepaid expenses & other current assets	3,081	1,921
Total current assets	28,154	28,662

Property, plant and equipment, net	1,840	1,282
Available-for-sale securities	3,402	-
Deferred tax assets, net	5,461	6,033
Capitalized software, net	370	753
Other assets	222	256

Total assets	$39,449	$36,986

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,285	$1,403
Accrued compensation and related taxes	1,136	1,246
Accrued warranty expense	538	384
Accrued other expenses and other current liabilities	168	217
Deferred revenue	136	291
Total current liabilities	4,263	3,541

Deferred revenue	366	212
Total liabilities	4,629	3,753

Commitments and contingencies

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares, none issued or outstanding.	-	-
Common stock; $0.60 par value; 20,000,000 authorized shares; 13,730,562 and 13,665,087 issued and outstanding shares at December 31, 2015 and 2014, respectively.	8,238	8,199
Additional paid-in capital	24,926	24,816
Unrealized gain on investment securities	397	-
Retained earnings	1,259	-
Total stockholders' equity	34,820	33,015

Total liabilities and stockholders' equity	$39,449	$36,768